EXHIBIT 10-B

Amendment, dated July 14, 2011, to the
Colgate-Palmolive Company 2005 Employee Stock Option Plan

At a meeting held on July 14, 2011, the Board of Directors of Colgate-Palmolive Company determined to amend the Colgate-Palmolive Company 2005 Employee Stock Option Plan to modify certain provisions to contemplate the administration of equity awards by third party service providers and to allow for the electronic delivery of documents, and approved the following resolutions:
RESOLVED, that Section 5(b) of the Plan be and hereby is amended so that as amended it shall read in full as follows:
(b) Award Agreements. Awards shall be evidenced by award agreements, the terms and provisions of which may differ. An award agreement for a Stock Option shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of an Award shall occur on the date the Committee, by resolution, selects an individual to be a Participant in any grant of an Award, determines the number of shares of Common Stock to be subject to such Award to be granted to such individual and specifies the terms and provisions of the Award. The Participant shall be notified of any grant of an Award, and an award agreement or agreements shall be delivered to the Participant. Such agreement or agreements shall become effective upon the Participant's acceptance of the terms and conditions contained in the agreement.
; and be it further
    RESOLVED, that Section 5(c)(4) of the Plan be and hereby is amended so that as amended it shall read in full as follows:
(4) Method of Exercise. (i) Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable award term by providing notice of exercise specifying the number of shares of Common Stock as to which the Stock Option or Free-Standing SAR is being exercised. Such notice shall be provided in a form and manner acceptable to the Company.
(ii) In the case of an exercise of a Stock Option, such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument or form of payment as the Company may accept. Unless otherwise determined by the Committee, such payment may also be made in full or in part in the form of unrestricted Common Stock (by delivery of the shares or attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted.
To the extent permitted by applicable law, the Company may make loans to such Participants as the Committee, in its discretion, may determine in connection with the exercise of Stock Options in an amount up to the exercise price of the Stock Option to be exercised plus any applicable withholding taxes. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Stock Option, or portion thereof, exercised by the Participant. Such loans shall be subject to such terms and conditions as the Committee shall determine. Every loan shall comply with all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.
To the extent permitted by applicable law, unless otherwise determined by the Committee, payment for any shares subject to a Stock Option may also be made by delivering a notice of exercise in a form and manner acceptable to the Company, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Common Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 10(a).
; and be it further
RESOLVED, that the Plan be and hereby is amended so that as amended it shall include a new Section 10(j) as follows:
(j) Electronic documents may be substituted for any written materials to be delivered in connection with the Plan, including, without limitation, Plan and Award documents, award agreements and notices of exercise.